UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): July 17, 2008

Commission File Number: 0-29195

WAYTRONX, INC.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective July 17, 2008, Sean P. Rooney and Matthew McKenzie were appointed to the Board of Directors of the registrant to hold office until their respective successor shall have been elected and qualified. Mr. Rooney is nominated for election to a one year term and Mr. McKenzie is nominated to two year term at the September 2008 Annual Meeting of Shareholders. With these two appointments, all eight seats of the board are currently occupied.

Sean P. Rooney
Mr. Rooney brings to the Waytronx Board nearly 15 years of financial management experience. Mr. Rooney currently serves as Senior Vice President of Investments for Maxim Group LLC, a leading full service investment banking, securities and wealth management firm. Prior to joining Maxim Group, he served in a similar capacity at Investec Ernst & Company, an international specialist bank headquartered in South Africa and the U.K. Through his many years of experience, Mr. Rooney has built a vast network of industry resources and contacts.

Mr. Rooney graduated from C.W. Post University in 1993 with a Bachelors of Arts degree in Business Administration. In addition to his Series 7 (General Securities Representative), Series 63 (Uniform Securities Law), and Series 24 (General Securities Principal) licenses, Sean has also been designated as an Investment Advisor Representative (Series 65) of Maxim Group LLC, a SEC Registered Investment Advisory Firm.

Mr. Rooney currently manages a clientele of high net worth investors, institutions and foundations. His command of the ever-expanding universe of financial instruments enhances his ability to provide unbiased advice in each of his three core disciplines, money management, financial planning and estate planning.

Mr. Rooney owns no Waytronx, Inc. securities.

Matthew M. McKenzie
Matt McKenzie, age 28, has been working in various functions for CUI for over 10 years, gaining him intimate knowledge of the business, its operations, and its opportunities for growth.  Matt currently holds the offices of President and Chief Operational Officer of CUI and Chief Operational Officer of Waytronx.

He established, in conjunction with CUI’s senior engineer, one of CUI’s most successful and profitable business divisions and brands:  V-Infinity.  As an internal power product division, V-Infinity offers significant opportunities in the future in partnering with WayCool technology to offer an even more extensive solution set to the market.  Over the past several years, Mr. McKenzie has worked tirelessly to position CUI for growth.  Among many other things he has initiated ISO 9000, a quality management system; provided structure to global logistics, including CUI’s China facilities; and implemented CUI’s ERP system, which allows for more visibility and analysis opportunities than ever in CUI’s history.

Mr. McKenzie brings a background in leadership from a variety of fields, giving him valuable insight into leadership in 21st century.  He also brings an MBA from George Fox University, a program that is diverse and well-connected to the community.

Mr. McKenzie has an ownership interest in a Convertible Promissory Note, through his stock ownership in CUI, Inc., that could convert to a maximum of 707,070 Waytronx, Inc. common shares.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 18th day of July 2008.

Waytronx, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President